EXHIBIT 99.1

AFFINITY GAMING

AUDIT COMMITTEE CHARTER

AUTHORITY

The Board of Directors (the “Board”) of Affinity Gaming (the “Company”) established this Audit Committee (the “Committee”) at its meeting on January 21, 2011. This Charter was adopted by the Board of Directors on February 10, 2011 and amended by the Board on November 4, 2014.

PURPOSE

The purpose of the Committee is to assist the Board in monitoring (i) the integrity of the Company’s financial reporting to any governmental or regulatory body, members, other users of Company financial reports and the public; (ii) the Company’s systems of internal control over financial reporting and disclosure controls and procedures; (iii) the Company’s compliance with legal and regulatory requirements and the Company’s Code of Business Conduct and Ethics; and (iv) the qualifications, engagement, compensation, independence and performance of the registered public accounting firm that shall audit the annual financial statements of the Company (the “independent auditor”), its conduct of the annual audit of the Company’s financial statements and any other audit, review or attestation engagement, and its engagement to provide any other services. In connection with the foregoing, the Committee shall engage in such activities as are necessary or appropriate in order for it to render the annual report of the Committee required to be included in the Company’s annual report by the rules of the Securities and Exchange Commission (“SEC”). The Committee shall have general responsibility for surveillance of internal controls and accounting and audit activities of the Company.

ORGANIZATION AND MEMBERSHIP

The Committee shall consist of three or more directors as may be fixed from time to time by the Board. The members of the Committee shall be financially literate at the time of appointment to the Committee, with at least one member of the Committee who meets the standards of an “audit committee financial expert” (as defined in Item 407(d)(5)(ii) of Regulation S-K). A person who satisfies this definition of “audit committee financial expert” will also be presumed to be financially literate. All members must be independent as defined under Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934, as in effect from time to time, the listing standards established by the New York Stock Exchange (“NYSE”) or the Nasdaq Stock Market (“NASDAQ”) to the extent the Company is subject to such standards and free of any relationship that, in the business judgment of the Board, would interfere with the exercise of independent judgment with respect to the Company and its management.

Each Committee member shall be appointed by the Board on the recommendation of the Nominating and Governance Committee and shall serve until his or her successor is duly appointed, or until such member's earlier resignation or removal. The Board may remove or replace any member at any time and for any reason, with or without cause. Any vacancy on the Committee shall be filled by the Board on the recommendation of the Governance and Nominating Committee.
The Committee's chairperson (the “Chairperson”) shall be designated by the Board or, if it does not do so, the Committee members shall elect a Chairperson by vote of a majority of the Committee. If the Board designates the Committee's Chairperson, the Board shall take into account the recommendations of the Nominating and Governance Committee.
The Committee may form and delegate authority to subcommittees of its members when appropriate.

MEETINGS
The Committee shall meet periodically as deemed necessary by the Chairperson of the Committee to properly carry out its responsibilities, but not less than once every fiscal quarter and additionally as circumstances dictate. Such meetings, at the Committee’s discretion, may be in person or by telephone. The Committee may also act by unanimous written consent. Unless otherwise provided in the Company’s Articles of Incorporation or Amended and Restated Bylaws (in each case, as in effect from time to time), notice of meetings shall be given to all Committee members, or may be waived, in the same manner as required for meetings of the Board. A majority of the members of the Committee shall constitute a quorum for a meeting and the affirmative vote of a majority of members present at a meeting at which a quorum is present shall constitute the action of the Committee. The Committee may otherwise establish its own rules and procedures for notice and conduct of its meetings, provided such rules and procedures are not inconsistent with the Company’s Articles of Incorporation or Amended and Restated Bylaws (in each case, as in effect from time to time), this Charter, federal or Nevada state law or the listing standards of the NYSE or the NASDAQ to the extent the Company is subject to such standards. The Chairperson, or in his or her absence a member designated by the Chairperson, will preside at each Committee meeting and set the agenda for the meetings. The Committee may include in its meetings members of the Company’s management or any other persons whose presence the Chairperson believes to be appropriate.
Periodically, the Committee shall meet, separately, with senior financial management (without the independent auditor present), with a member of the internal audit function (without any other member of management present) and with the independent auditor (without any member of management present), so as to enhance the opportunity for the identification and discussion of all issues warranting Committee attention.
The Committee shall also meet periodically with the Company’s Compliance Committee and Compliance Officer. At such meetings, the Chairperson of the Compliance Committee shall report on significant actions and concerns and other issues. The Committee shall report to the Board on any matters raised or discussed by the Compliance Committee. The Chairperson of the Committee (or other member of the Committee designated by the Chairperson or the Committee in the Chairperson's absence) shall periodically report to the Board on its proceedings and any actions that it takes. The Committee will maintain written minutes of its meetings, which minutes will be maintained with the books and records of the Company.
DUTIES AND RESPONSIBILITIES

The Committee’s role is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. Accordingly, the Committee recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the Company’s independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, including the internal audit staff, as well as the independent auditors, have more time, knowledge and detailed information with respect to the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide, with the understanding that the Committee may diverge from this guide as appropriate given the circumstances to the extent permitted by applicable law, the rules and regulations promulgated by the SEC and the listing standards established by the NYSE or the NASDAQ to the extent the Company is subject to such standards. In carrying out its responsibilities, the Committee believes that its policies and procedures should remain flexible to react to changing conditions.

Independent Auditors and Audit Process

•	The Committee shall have the sole authority and responsibility to select and retain the independent auditors, and in this connection shall:

·
Consider such matters as (i) the experience and qualifications of the senior members of the independent auditors’ team, (ii) the quality control procedures of the independent auditors, (iii) the independent auditors’ audit plan and procedures and (iv) whether there should be a regular rotation of the firm acting as the Company’s independent auditors;

•
Confirm that the independent auditors’ lead (or coordinating) audit partner and concurring review partner have not performed any audit services for the Company in each of the previous five fiscal years; and

·	Request from the independent auditors annually a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Board Standard Number 1.

·	The Committee shall have the sole authority to review and determine the independent auditors’ compensation and the proposed terms of their engagement.

•
The independent auditors shall report directly to the Committee. The Committee shall review and discuss with the Company's independent auditors (i) the auditors' responsibilities under generally accepted auditing standards and the responsibilities of management in the audit process, (ii) the overall audit strategy, (iii) the scope and timing of the annual audit, (iv) any significant risks identified during the auditors' risk assessment procedures and (v) when completed, the results, including significant findings, of the annual audit.

•
The Committee shall establish guidelines for, and have (or designate one or more members of the Committee who shall have) the sole authority to approve, in advance, the retention of the independent auditors for any permissible non-audit service and the fee for such service.

•
The Committee shall establish guidelines for the Company’s hiring of employees or former employees of the independent auditors; provided that neither the chief executive officer, controller, chief financial officer, chief accounting officer nor any person serving in an equivalent position for the Company may have been employed by the independent auditors and participated in any capacity in the audit of the Company during the one-year period preceding the date of the initiation of the audit.

•
The Committee shall select, retain, compensate, oversee and terminate, if necessary, any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

Financial Statements and Reporting

·
The Committee shall review with management and the independent auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K, including the Company’s disclosure under Management’s Discussion and Analysis of Financial Condition and Results of Operations, and review and consider with the independent auditors the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, as amended by AU Section 380, as adopted by PCAOB. The Committee shall determine whether to recommend inclusion of these financial statements in these reports.

·
The Committee shall review with management and the independent auditors the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with the Securities and Exchange Commission, including the Company’s disclosure under Management’s Discussion and Analysis of Financial Condition and Results of Operations, and the matters required to be discussed by SAS No. 61, as amended by AU Section 380, as adopted by PCAOB prior to the Company’s filing of the Form 10-Q.

·	The Committee shall review and discuss with management earnings press releases and financial information and earnings guidance provided as part of such communications.

•	The Committee shall review with the independent auditors on a periodic basis:

(i)	all critical accounting policies and practices to be used in connection with the Company’s financial statements and reporting;

(ii)
all alternative treatments of financial information under GAAP that have been discussed with management, the ramifications of such alternative treatments and the independent auditors’ preferred treatment;

(iii)	any problems or difficulties the auditors may have encountered in the course of their audit work;

(iv)	any significant disagreements between the independent auditors and management of the Company;

(v)	any management or internal control letter issued (or proposed to be issued) by the auditors to the Company or any other material written communications between the auditors and management; and

(vi)	the responsibilities, budget and staffing of the Company’s internal audit function.

·
The Committee shall obtain and review, at least annually, a report by the independent auditors describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

·
The Committee shall be responsible for the resolution of any disagreements between management and the independent auditors that arise in connection with the preparation of the Company’s financial statements and the Company’s financial reporting.

Internal Controls

·	The Committee shall consider and discuss with management and the independent auditors the quality and adequacy of the Company’s internal controls and internal audit procedures.

·	The Committee shall review the internal auditors’ annual and interim reports to the Committee.

•
The Committee shall assure that procedures are in-place for the receipt, retention and treatment of complaints and allegations which are received by or otherwise come to the attention of the Company regarding accounting, internal accounting controls or auditing matters, illegal conduct or non-compliance with Company policies.

•
The Committee shall assure that procedures are in-place for employees of the Company to report to the Committee, on an anonymous and confidential basis, concerns with respect to accounting or auditing matters.

·
The Committee shall review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Company’s periodic filings with the Securities and Exchange Commission about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

·
The Committee shall review and approve any contracts or transactions greater than $100,000 (individually or together in the aggregate if part of a series of related transactions) entered into between the Company and any director, officer or employee of the Company or an affiliate of any such director, officer or employee (“Related Party Transactions”), other than employment and compensation-related agreements or any purchases of products from the Company by such individuals in the ordinary course as a retail customer, and shall establish policies for the review and approval of such contracts and transactions that are less than $100,000.

·
The Committee shall discuss policies with respect to risk assessment and risk management. The Committee shall discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Committee shall discuss guidelines and policies to govern the policies by which risk assessment and management is undertaken.

GENERAL

·	The Committee shall prepare the audit committee report in the Company’s proxy statement in accordance with SEC requirements.

·
The Committee shall report quarterly to the Board. Such report shall review any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

PERFORMANCE EVALUATION

To the extent the Company is subject to the rules and regulations of the SEC or the listing standards established by the NYSE or the NASDAQ, and in accordance with such applicable rules, regulations and listing standards, the Committee shall (i) conduct an annual performance self-evaluation, which it shall conduct in such manner as it deems appropriate, and in which it shall address all matters that it considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner and (ii) review this Charter at least annually and recommend any proposed changes to the Board for approval, which changes to this Charter may only be made with the approval of the Board.

COMMITTEE RESOURCES
The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.
The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such information as the Committee requests. The Committee shall have the authority, in its sole discretion, to select, retain, terminate and obtain advice and seek assistance from internal or external legal, accounting or other advisors to assist with the execution of its duties and responsibilities as set forth in this Charter, including sole authority to approve the fees and other retention terms of any such advisor, including the independent auditor, and the Company shall provide appropriate funding as determined by the Committee. In addition, the Committee shall receive appropriate funding, as determined by the Committee, from the Company for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
DISCLOSURE

A current, printable version of this Charter shall be made available on the Company's website, the availability and location of which shall be disclosed in the Company's annual proxy statement.

Adopted February 10, 2011; Renamed November 8, 2011 and December 20, 2012; Amended on November 4, 2014